STOCK OPTION AGREEMENT

         This Agreement is made as of July 1, 1996, by H.T.E., Inc., referred to as the corporation, and Daniel E. Catan, referred to as the optionee.

         In consideration of the premises and the mutual covenants set forth below and for other good and valuable consideration, the parties to this agreement agree as follows:

                                   SECTION ONE
                                      GRANT

         The corporation irrevocably grants to the optionee, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option, referred to as the "option," to purchase all or any part of an aggregate of one thousand (1,000) shares of Class A Common Stock (the "shares") of the corporation on the terms and conditions set forth in this agreement. The purchase price of the shares shall be ninety-six dollars ($96.00) per share, which is considered to be the fair market value of the shares as of the date of this agreement. As a condition of the corporation issuing and delivering the shares to the optionee upon his exercise of the option, the optionee shall enter into and execute and deliver to the corporation a certain stockholders agreement and registration rights agreement in regard to the shares to be issued to him hereunder (a copy of said stockholders agreement and registration rights agreement are attached hereto as exhibits A and B, respectively).

                                   SECTION TWO
                                    DURATION

         The option shall continue for a period of five (5) years from the date of this agreement and, unless sooner terminated under the provisions of Section Three, shall expire at the end of that period.

                                  SECTION THREE
                                   TERMINATION

         (a) In the event that the employment of the optionee should be terminated for any cause, other than the death of the optionee, whether by reason of resignation or discharge or retirement, the option shall terminate seven (7) months from the date on which the employment was terminated.

         (b) The option shall terminate twelve (12) months from the date of the optionee's death, provided the optionee at the time of death was in the employ of the corporation.

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                                  SECTION FOUR
                                    TRANSFER

         The option may not be transferred except by will or the laws of descent and distribution and may be exercised only by the optionee during his lifetime. The option may not be assigned, transferred (except as noted in this agreement), pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the option contrary to the provisions of this agreement, and the levy of any attachment or similar process on the option, shall be null and void and without effect.

                                  SECTION FIVE
                                WHEN EXERCISABLE

         The option shall not be exercised unless and until the optionee has been in the continuous employ of the corporation for six (6) months from the date of this agreement, provided, however, that in the event of the optionee's death while in the employ of the corporation or the optionee's retirement under the corporation's retirement plan within six months (6) months from the date of this agreement, the option shall become exercisable immediately on the date of his death or retirement.

                                   SECTION SIX
                                DEATH OF OPTIONEE

         Subject to Sections Two and Three, in the event of the optionee's death the option may be exercised by the legal representatives of the estate of the optionee or by the person or persons to whom the optionee's rights under the option shall pass by will or the laws of descent and distribution.

                                  SECTION SEVEN
                            TOTAL OR PARTIAL EXERCISE

      The option may be exercised either at one time as to the total number of shares or from time to time as to any portion of the shares in units of fifty
(50) shares or multiples thereof.

                                  SECTION EIGHT
                  NOTICE OF EXERCISE; ISSUANCE OF CERTIFICATES

         Subject to the terms and conditions of this agreement, the option may be exercised by written notice to the corporation, at its principal office at 390 N. Orange Avenue, Suite 2000, Orlando, FL 32801, attention of the Chief Financial Officer. The notice shall state the election to exercise the option and the number of shares in respect of which it is being exercised, shall contain a representation and agreement by the person or persons so exercising

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the option that the shares are being purchased for investment and not with a view to the distribution or resale, and shall be signed by the person or persons so exercising the option. The notice shall be accompanied by a certified or bank cashier's check payable to the order of the corporation for the full purchase price of the shares in respect of which the option is being exercised. The certificate or certificates representing the shares shall be issued and delivered by the corporation as soon as practicable after receipt of the notice and payment. The certificate or certificates shall be registered in the name of the person or persons so exercising the option or, if the option shall be exercised by the optionee and if the optionee shall so request in the notice exercising the option, shall be registered in the name of the optionee and another person jointly, with right of survivorship, and shall be delivered to or on the written order of the person or persons exercising the option. If the option is being exercised pursuant to Section Six, by any person or persons other than the optionee, the notice shall be accompanied by appropriate proof of the right of the person or persons to exercise the option.

                                  SECTION NINE
                          MINIMUM PERIOD OF EMPLOYMENT

         The optionee agrees to remain and continue in his service as an employee of the corporation for a period of at least six (6) months from the date of this agreement, but at the pleasure of the corporation and without restriction on the right of the corporation to terminate the optionee's employment at any time.

                                   SECTION TEN
                          PURCHASE FOR INVESTMENT ONLY

         The optionee represents and agrees, and each other person who, pursuant to Section Six, shall exercise the option in whole or in part shall be required to represent and agree at the time of exercise, that any and all shares of common stock purchased by him or her pursuant to the option will be purchased for investment and not with a view to the distribution or resale.

                                 SECTION ELEVEN
                         ADJUSTMENT ON RECAPITALIZATION

         In the event of a merger, consolidation, reorganization, recapitalization, reclassification of stock, stock dividend, split-up, or other change in the corporate structure or capitalization of the corporation affecting the corporation's common stock as presently constituted, appropriate adjustments shall be made by the board of directors in the aggregate number and kind of shares subject to this stock option, and the price per share subject to outstanding options.

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                                 SECTION TWELVE
                             REGISTRATION OF SHARES

         If, at any time, the corporation shall determine in its sole and absolute discretion that the registration or qualification of the shares covered by the option under any state or federal law is necessary or desirable as a condition of or in connection with the delivery of the shares on the exercise of the option, the delivery of the shares shall be deferred until the registration or qualification has been effected.

         In witness, the parties have executed this agreement as of the day and year first above written.

                                            H.T.E., Inc.

/s/ Daniel E. Catan                         By: /s/ Dennis J. Harward
--------------------                           ----------------------------
Daniel E. Catan                                Dennis J. Harward, President

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